UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 2, 2006

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Vincera, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-51522	74-2912383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
611 South Congress Avenue, Suite 350 Austin, TX 78704 (Address of principal executive offices)

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512-443-8749

 (Registrant's telephone number)

Not Applicable

(Former name or former address if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

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  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Unregistered Sales of Equity Securities

On November 2, 2006, the Company had an interim close of the private placement of 2,915,833 shares of its Common Stock to 12 accredited investors for a cash price of $0.36 per share.  Each investor also received a five year Common Stock Purchase Warrant for twenty-five percent (25%) of their investment at an exercise price of $0.36 per share, which warrants are only exercisable if the Company does not have an effective registration statement on or before 120 days from the date of the final close of the offering.  The aggregate proceeds of the offering were $1,049,700.  The placement agent received a fee of approximately $73,500, 29,158 shares of common stock, plus a warrant to purchase 204,108 shares of common stock at an exercise price of $0.36 per share, and a warrant to purchase 70,687 shares of common stock at an exercise price of $0.594 per share.  These warrants are exercisable for a period of eighteen months from the date of the final close of the offering.

Such issuances were made pursuant to a private placement to a limited number of accredited investors and were exempt from registration under Rule 506 under Section 4(2) of the Securities Act of 1933.

The foregoing summaries of the Securities Purchase Agreements and Warrants are qualified in their entirety by reference to the copies of the agreements filed as exhibits to Form 8-K filed previously on January 30, 2006, and the Placement Agreement filed previously with our Form 10-SB on October 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCERA, INC. By: /s/ David R. Malmstedt David R. Malmstedt, President and Chief Executive Officer Date: November 7, 2006